AMENDMENT TO STOCKHOLDERS' AGREEMENT

THIS AMENDMENT TO STOCKHOLDERS' AGREEMENT (this "Amendment") is made and entered into as of this 31st day of August, 2001, by and among GLOBEDRIVE.COM INC., a Delaware corporation (the "Company"), PLANET ZANETT CORPORATION INCUBATOR, INC., a Delaware corporation (the "Investor"), NOLA I, LLC, a Delaware limited liability company ("NOLA"), Mr. Yossi Krasnjanski, Mr. Oleg Rabaev and Mr. Eli Yaacoby (collectively, the "Founders").

RECITALS

A. The Company, the Investor, NOLA and the Founders are parties to a Stockholders' Agreement Dated as of January 26, 2001 (the
"Stockholders' Agreement").

B. As of the date hereof, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, Three Thousand Three Hundred Twenty Two (3,322) shares of the Company's Series A Convertible Preferred Stock, on the terms and conditions set forth in that certain Stock Purchase Agreement, of even date herewith, by and between the Company, the Investor, NOLA, Mr. Yossi Krasnjanski and Mr. Oleg Rabaev (the "Purchase Agreement").

C. Pursuant to Section 5.5 of the Stockholders' Agreement, the Stockholders' Agreement can be amended by a written instrument executed by the Company, the holders of at least a majority of the shares of Common Stock (as defined therein) held by the Investor and by the holders of a majority of the shares of Common Stock held by all the Principal Stockholders (as defined therein).

D. The parties hereto constitute the majority required to amend the Stockholders' Agreement.

E. The parties hereto have agreed to amend the Stockholders' Agreement as follows:

1. Section 4.1 of the Stockholders' Agreement is hereby amended in its entirety to read as follows:

"Voting Agreement. The Investor and the Principal Stockholders agree that in any election of directors of the Company, they shall vote all shares of capital stock of the Company owned or controlled by them to elect a Board of Directors consisting of two (2) directors designated by the holders of a majority of the Common Stock ("Common Directors") and three (3) directors designated by the holders of a majority of Common Stock then owned by the Investor (the "Investor Directors")."

2. All references to the "Investor Director" contained in the Stockholders' Agreement are hereby changed to the "Investor Directors".


IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Stockholders' Agreement as of the date and year first above written.

GLOVEDRIVE.COM INC.,
a Delaware corporation


By:/s/ Yossi Krasnjanski
   Mr. Yossi Krasnjanski
   President & CEO

PLANET ZANETT CORPORATE INCUBATOR
INC., a Delaware corporation


By:/s/ David McCarthy
   David McCarthy
   Chief Executive Officer

NOLA I, LLC,
a Delaware limited liability company


By:/s/ Craig Brumfield
   Craig Brumfield
   Member

FOUNDERS:


/s/ Yossi Krasnjanski
Yossi Krasnjanski



/s/ Oleg Rabaev
Oleg Rabaev



/s/ Eli Yaacoby
Eli Yaacoby